UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

NEXTNRG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

(305) 791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NXXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

WCG Agreement

On March 31, 2025, NextNRG, Inc. (the “Company”) entered into a Standard Merchant Cash Advance Agreement (the “WCG Agreement”) with Wynwood Capital Group LLC (“WCG”). Pursuant to the terms of the WCG Agreement, the Company agreed to (i) sell to WCG all of its future accounts, contract rights, and other obligations arising from or relating to the payment of monies from each of the Company’s customers and/or other third party payors (collectively, the “Receivables”) in the amount of $699,500 (the “Receivables Purchased Amount”); and (ii) deliver 9.72% of the Receivables to WCG in accordance with the terms of the WCG Agreement. As payment for the Receivables Purchased Amount, WCG agreed to pay to the Company $500,000, minus a $15,000 origination fee.

Pursuant to the terms of the WCG Agreement, the Company authorized WCG to debit $27,980 (the “Initial Estimated Payment”), intended to approximate 9.72% of the Company’s Receivables on a weekly basis. The Company may request a reconciliation to ensure that the amount collected by WCG equals 9.72% of the Receivables.

Michael D. Farkas, the Company’s Chief Executive Officer, Chairman of the Board of Directors and beneficial holder of a majority of the Company’s outstanding common stock, personally guaranteed the Company’s obligations under the WCG Agreement.

The foregoing description of the WCG Agreement is subject to and qualified in its entirety by reference to the full text of the WCG Agreement, a copy of which will be filed as an exhibit to the Company’s next periodic report.

Alcourt Promissory Note

On March 31, 2025, the Company issued a promissory note, in the principal sum of 1,000,000 (the “Alcourt Note”), in favor of Alcourt LLC (“Alcourt”). The Alcourt Note bears interest at a rate of 15% per annum and has an original issue discount of $150,000. The Alcourt Note matures on April 30, 2025; provided, however, if the Alcourt Note is not paid on April 30, 2025, the Company will pay $150,000 to Alcourt and upon payment, the maturity date of the Alcourt Note will be extended to May 31, 2025. There is no prepayment penalty.

The foregoing description of the Alcourt Note is subject to and qualified in its entirety by reference to the full text of the Alcourt Note, a copy of which will be filed as an exhibit to the Company’s next periodic report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 hereof regarding the Alcourt Note is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NextNRG, Inc.

Date: April 4, 2025	By:	/s/ Michael Farkas
	Name:	Michael Farkas
	Title:	Chief Executive Officer